Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements Nos. 333-205048, 333‑229114, and 333-235502 on Form S-8 of Cool Holdings, Inc. of our report dated November 1, 2019, relating to the financial statements of Simply Mac, Inc. appearing in this Amendment No. 1 to Form 8-K dated June 2, 2020.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

June 2, 2020